UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2015 (September 4, 2015)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 4, 2015, Community Health Systems, Inc. (the “Company”) issued a press release announcing the filing of a Form 10 registration statement with the U.S. Securities and Exchange Commission (the “SEC”) by Quorum Health Corporation (“QHC”), an indirect wholly-owned subsidiary of the Company. QHC is expected to become a new publicly traded hospital company as a result of the spin-off by the Company to QHC of a group of 38 hospitals and Quorum Health Resources, LLC, followed by the distribution of the stock of QHC to the Company’s stockholders. A copy of the press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 7.01.

The Form 10 contains a preliminary information statement that includes, among other things, historical financial statements for QHC for fiscal years 2012-2014 and management’s discussion and analysis of the results of operations and financial condition for such fiscal years, as well as information related to the planned spin-off of QHC, the business of QHC and other customary legal and financial disclosures for QHC, including risk factors. The Form 10 is accessible through the SEC’s database of online corporate financial information at www.sec.gov. A copy of the Form 10 filing will also be available on the investor relations page at www.chs.net.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release, dated September 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2015	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer
and Director
(principal financial officer)

Exhibit Index

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release, dated September 4, 2015.